Exhibit 5.2

FRIDAY ELDREDGE & CLARK, LLP
400 WEST CAPITOL AVENUE SUITE 2000

Little Rock, Arkansas 72201-3522

June 5, 2020

Core-Mark Midcontinent, Inc.

1500 Solana Boulevard, Suite 3400

Westlake, Texas 76262

Re:                             Core-Mark Holding Company, Inc. Registration Statement on Form S-3

Ladies and Gentlemen

We have served as special counsel to Core-Mark Midcontinent, Inc., an Arkansas corporation (the “Company”), in connection with the shelf Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by Core-Mark Holding Company, Inc., a Delaware corporation (“Core-Mark”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the shelf registration by Core-Mark of certain securities, including debt securities, which may be fully and unconditionally guaranteed by the Company.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)           The Registration Statement and the related base prospectus included therein in the form in which it was filed with the Commission under the Securities Act;

(b)           The Amended and Restated Articles of Incorporation of the Company, together with all amendments and articles supplementary filed to date with respect thereto (the “Articles”), as certified by the Arkansas Secretary of State’s Office as of May 28, 2020;

(c)           The Company’s Bylaws, as amended (the “Bylaws”);

(d)           The Joint Unanimous Written Consent of The Board of Directors of Core-Mark International, Inc., Core-Mark Midcontinent, Inc., Core-Mark Interrelated Companies, Inc., and Core-Mark Distributors, Inc., dated May 29, 2020, relating to, among other things, the Registration Statement and the Company’s guarantee of the debt securities covered thereunder (the “Resolutions”); and

(e)           The certificate of good standing issued by the Arkansas Secretary of State’s Office, as to the due incorporation, existence and good standing of the Company in the State of Arkansas dated as of May 28, 2020 (the “Good Standing Certificate”).

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect and enforceability thereof upon the Company.

As to factual matters, we have relied upon representations included in certificates of officers of the Company and in certificates of public officials.

Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Arkansas and is in good standing with the Arkansas Secretary of State.

The foregoing opinion with respect to incorporation, existence and good standing of the Company in the State of Arkansas is based solely on the Good Standing Certificate.

The foregoing opinions are limited to the Arkansas Business Corporation Act, and we do not express any opinion herein concerning any other law. To the extent that any matter as to which our opinion is expressed herein would be governed by any provisions other than those set forth in the Arkansas Business Corporation Act, we do not express any opinion on such matter.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Cordially yours,

/s/Friday Eldredge & Clark, LLP
FRIDAY ELDREDGE & CLARK, LLP

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